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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT


                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


                                SBS TECHNOLOGIES, INC.

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           Date of Report (Date of earliest event reported):  July 1, 1998




        New Mexico                     1-10981                   85-0359415
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(State of Incorporation)      (Commission File No.)    (IRS Employer I.D. No.)



  2400 Louisiana Blvd, NE  AFC Bldg 5-600    Albuquerque, New Mexico     87110
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     (Address of principal executive offices)                         (Zip code)




     Registrant's telephone number, including area code:    (505) 875-0600
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ITEM 2.  ACQUISITION OF ASSETS

On July 1, 1998, SBS Technologies, Inc. ("SBS") acquired, through its newly formed wholly-owned subsidiary, SBS German Holdings, GmbH, a 50.1% interest in OR Industrial Computers, GmbH, ("OR"), from the founder. OR is a German corporation that produces CPU boards utilized in a wide range of embedded computer applications. OR designs, manufactures and markets CPU boards based on Intel computer architecture available in the VME, CompactPCI and PCCompact form factors, as well as VME CPU boards based on the Motorola 680X0 series processors and a series of computer input/output boards. OR was founded in 1981 in Augsburg, Germany, and provides CPU products to primarily European-based customers. OR will be renamed SBS OR Computers, GmbH.

In addition, SBS acquired, through its newly formed wholly-owned subsidiary, SBS German Holdings GmbH, 50.2% of the shares of ORTEC Electronic Assembly, GmbH, ("ORTEC"), a related company located in Mendelheim, Germany, which manufactures OR's commercial products and electronic products for other customers. ORTEC will be renamed SBS ORTEC Electronic Assembly, GmbH.

SBS acquired, through its wholly-owned subsidiary SBS Embedded Computers, Inc., based in Raleigh, NC, 100% of the shares of OR Computers, Inc., based in Fairfax, VA, which is the U.S. marketing and support organization for the OR
product line.   OR Computers Inc. will operate as a wholly-owned subsidiary of
SBS Embedded Computers, Inc. for the foreseeable future.

SBS will account for the acquisitions as purchases. The purchase price for the majority interest in the two companies based in Germany and 100% of OR Computers, Inc. was DM 17.5 million, approximately $9.7 million, paid in cash and shares of SBS Common Stock to the seller at closing. The cash was obtained from SBS' net cash provided by operating activities and funds received from the SBS Follow-On Public Stock Offering, which closed November 1996.

As part of the acquisition, SBS and the shareholders of both OR and ORTEC entered into exclusive option agreements under which SBS may acquire the remaining shares of both companies on February 28, 1999. The purchase price for the remaining interest in OR and ORTEC was fixed at closing at DM 17.2 million, or approximately $9.6 million using the exchange rate on July 1, 1998.

The founder of OR, ORTEC, and OR Computers, Inc., has entered into an employment agreement to provide services to SBS and a Convenant Not To Compete.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The Registrant will file the audited financial statements, proforma financial statements, and exhibits required under Item 7 within the required extension period.


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                                      SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                             SBS TECHNOLOGIES, INC.




Date:  July 15, 1998                         By: /s/ James E. Dixon
                                                ---------------------------
                                             James E. Dixon, Vice President
                                             Finance & Administration